SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 24, 2011

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

     Mississippi                                                      0-13089                                                     64-0693170
-------------------------------------------------------------    -------------------------------------------------     ----------------------------------------------------
 (State or other jurisdiction of incorporation)              (Commission File Number)                  (I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi               39501
          --------------------------------------------------------------------------------------                       ---------------------------------------------
                                 (Address of principal executive offices)                                                                 (Zip code)

(228) 868-4000
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(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.  On October 24, 2011, Hancock Holding Company issued a press release reporting its third quarter earnings for the period ending September 30, 2011. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.  On October 24, 2011, Hancock Holding Company issued a press release reporting its third quarter earnings for the period ending September 30, 2011. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1. This information is furnished under both Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.

The information in this Form 8-K and Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits

    (d)  Exhibits.

Exhibit No.	Description
99.1	Earnings Release dated October 24, 2011 for Quarter Ended 09/30/11

 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 24, 2011

                                                           HANCOCK HOLDING COMPANY
                                                                  (Registrant)

                                                           By:   /s/ Michael M. Achary
                                                            Michael M. Achary
                                                            Chief Financial Officer

Exhibit 99.1

HANCOCK HOLDING COMPANY

For Immediate Release
October 24, 2011

For More Information
Trisha Voltz Carlson, SVP, Investor Relations Manager
504.299.5208
trisha_carlson@hancockbank.com

Hancock reports third quarter 2011 financial results
Results include full quarter impact of Whitney acquisition

GULFPORT, Miss.  (October 24, 2011) — Hancock Holding Company (Nasdaq: HBHC) (the “Company” or “Hancock”) today announced financial results for the third quarter of 2011.  Operating income for the third quarter of 2011 was $45.2 million or $.53 per diluted common share compared to $26.6 million, or $.48, and $14.9 million, or $.40, in the second quarter of 2011 and third quarter of 2010, respectively.  Operating income is defined as net income excluding tax-effected merger costs and securities transactions gains or losses.  Included in the financial tables is a reconciliation of net income to operating income.

Hancock's return on average assets, excluding merger related items and securities transactions, was 0.92% for the third quarter of 2011, unchanged from the second quarter of 2011, and an improvement of 22 basis points (bps) over the prior year period.

Net income for the third quarter of 2011 was $30.4 million, or $.36 per diluted common share, compared to $12.1 million, or $.22, and $14.9 million, or $.40, in the second quarter of 2011 and third quarter of 2010, respectively.  Included in net income for the third quarter of 2011 were $22.8 million of pre-tax merger-related costs.  Pre-tax merger costs for the second quarter of 2011 totaled $22.2 million.  There were no merger costs in the year ago quarter.

The Company's pre-tax, pre-provision profit for the third quarter of 2011 was $73.9 million compared to $49.5 million in the second quarter of 2011.  Pre-tax pre-provision profit is total revenue (TE) less non-interest expense and excludes merger-related costs and securities transactions.  Included in the financial tables is a reconciliation of net income to pre-tax, pre-provision profit.

"While opportunities remain to harvest additional cost synergies and continue cultivating revenue prospects, operating results for the third quarter better reflect the long-term earnings potential of this newly combined company,” said Hancock's President and Chief Executive Officer Carl J. Chaney.  “I am proud of what our bankers have accomplished so far in integrating these two well-known organizations, and I look forward to what the future holds for this premiere Gulf Coast franchise.”

On June 4, 2011, Hancock completed its acquisition of Whitney Holding Corporation (“Whitney”) headquartered in New Orleans, Louisiana.  The impact of the acquisition is reflected in the Company’s financial information from the acquisition date.  The acquisition added $11.7 billion in assets, $6.5 billion in loans, and $9.2 billion in deposits.

Under purchase accounting, the Whitney balance sheet was marked to fair value at acquisition date.  Whitney’s allowance for loan losses of $208 million at acquisition was not carried forward, and the loan portfolio was reduced, or “marked,” $463 million to fair value.  A portion of the mark on the loan portfolio will be accreted into interest income over time.  Goodwill and other intangibles of approximately $780 million were recorded in connection with the Whitney acquisition.

On September 16, 2011, the Company completed the sale of seven Whitney Bank branches located on the Mississippi Gulf Coast and one Whitney branch in Bogalusa, Louisiana.  Hancock and Whitney agreed to sell the eight branches to resolve certain branch concentration concerns of the U.S. Department of Justice relating to the merger of Whitney into Hancock.  As part of the divestiture, Hancock sold approximately $47 million in loans and approximately $180 million in deposits.

Highlights & Key Operating Items from Hancock's Third Quarter Results

Balance Sheet
Total assets at September 30, 2011, were $19.4 billion, compared to $19.8 billion at June 30, 2011.  Approximately half of the decrease was related to the divestiture noted above.

Loans
Total loans at September 30, 2011 were $11.1 billion, down $147 million, or 1%, from June 30, 2011.  The linked-quarter decline included approximately $47 million from the sale of the eight Whitney branches noted above, and approximately $26 million was from the portfolio covered by a loss share agreement with the FDIC related to the 2009 acquisition of Peoples First.  Approximately $60 million, with about half from the Texas market, was related to resolution of problem credits.  The remaining decline reflected payoffs and paydowns in excess of new originations during the quarter, mainly in the Texas market.

The Company continues to experience limited loan demand throughout its operating region.  Many commercial customers are holding excess liquidity and are choosing to pay down debt in light of the overall economic environment.

Despite the overall decline in loans, several markets, including the Mississippi Gulf Coast, Baton Rouge and south central Louisiana, Tampa and Jacksonville, reported net loan growth for the quarter.

For the quarter ended September 30, 2011, Hancock's average total loans were $11.2 billion compared to $6.7 billion in the second quarter of 2011.  The increase in average loans mainly reflects a full quarter impact of the Whitney acquisition.

Deposits
Total deposits at September 30, 2011 were $15.3 billion, down $296 million, or 2%, from June 30, 2011.  The linked-quarter decline included approximately $180 million from the sale of the eight Whitney branches noted above, $73 million from the anticipated runoff in the Peoples First time deposit portfolio and $160 million of seasonal public funds outflows.

Time deposits (CDs) totaled $3.1 billion at September 30, 2011, down $298 million compared to $3.4 billion at June 30, 2011.  During the third quarter, approximately $900 million of time deposits matured at 94bps, of which approximately 60% renewed at 33bps.  In the current low rate environment, customers will be motivated to hold funds in no or low-cost transaction accounts until rates begin to rise.

Noninterest-bearing demand deposits (DDAs) totaled $5.1 billion at September 30, 2011, up $198 million compared to June 30, 2011.  Noninterest-bearing demand deposits comprised 33% of total period-end deposits at September 30, 2011, compared to 31% at June 30, 2011.

Average deposits for the third quarter of 2011 were $15.5 billion compared to $9.2 billion in the second quarter of 2011.  The increase in average deposits mainly reflects a full quarter impact of the Whitney acquisition.

Asset Quality
The Company's allowance for loan losses was $118.1 million at September 30, 2011, compared to $112.4 million at June 30, 2011.  The ratio of the allowance for loan losses to period-end loans was 1.06% at September 30, 2011, compared to 1.00% at June 30, 2011.  Excluding the acquired and covered portfolios, which did not carry forward a reserve under purchase accounting rules, the allowance for loan losses as a percent of period-end loans was 1.86% at September 30, 2011, compared to 1.99% at June 30, 2011.

Net charge-offs for the third quarter of 2011 were $7.8 million, or 0.28% of average loans on an annualized basis, compared to $8.2 million, or 0.49% of average loans, for the second quarter of 2011.

Hancock recorded a total provision for loan losses for the third quarter of 2011 of $9.3 million compared to $9.1 million in the second quarter of 2011.  The third quarter total provision included approximately $0.2 million, net, related to the Peoples First covered portfolio.  During the third quarter of 2011 the Company recorded a $4.5 million increase in the allowance for losses related to impairment of certain pools of covered loans.  The allowance increase was mostly offset (95%) by a $4.3 million increase in the Company’s FDIC loss share indemnification asset.

Non-performing assets totaled $231 million at September 30, 2011, compared to $258 million at June 30, 2011.  The decrease from the previous period is mainly in the legacy Hancock portfolio and is related to payoffs and paydowns on non-performing loans along with net sales/reductions of ORE.  Whitney’s acquired credit-impaired loan portfolio was recorded at estimated fair value at acquisition and is not included in non-performing assets.  Non-performing assets as a percent of total loans and foreclosed assets was 2.06% at September 30, 2011, compared to 2.27% at June 30, 2011.

Additional asset quality metrics for the acquired (Whitney), covered (Peoples First) and originated (Hancock legacy plus newly originated loans) portfolios are included in the financial tables.

Net Interest Income
Net interest income (TE) for the third quarter of 2011 was $180.2 million, compared to $101.9 million in the second quarter of 2011.  The increase was mainly related to the full quarter impact of the Whitney acquisition.

Average earning assets were $16.6 billion in the third quarter of 2011 compared to $9.9 billion in the second quarter of 2011.

The net interest margin (TE) was 4.32% for the third quarter of 2011, compared to 4.11% for the second quarter of 2011.  Net purchase accounting adjustments for the Whitney transaction added approximately 24bps and 8bps to the third quarter and second quarter net interest margins, respectively.  The Company’s $400 million deployment of excess liquidity at the end of the second quarter favorably impacted the third quarter margin by approximately 6bps.

The margin continued to be favorably impacted by a shift in funding sources and a decline in funding costs, offset by a less favorable shift in the mix of earning assets and a decline in investment portfolio yields.

Non-interest Income
Non-interest income totaled $65.0 million for the third quarter of 2011 compared to $46.7 million in the second quarter of 2011.  The increase was mainly related to the full quarter impact of the Whitney acquisition.  There were no significant changes to recurring sources of income during the third quarter.

Management continues to expect that the new interchange rates related to the Durbin amendment implemented in the fourth quarter of 2011 could result in approximately $2 million to $3 million of lower fee income for the remainder of 2011 and approximately $15 million to $18 million of lower fee income in 2012.

Non-interest Expense & Taxes
Non-interest expense for the third quarter of 2011 totaled $194.0 million compared to $121.4 million in the second quarter of 2011.  The majority of the increase was related to the full quarter impact of the Whitney acquisition.  Non-interest expense included $22.8 million and $22.2 million of merger-related expenses for the third and second quarters of 2011, respectively.

The efficiency ratio, which excludes merger costs, was 66.98% for the third quarter of 2011 compared to 65.62% for the second quarter of 2011.

The effective income tax rate for the third quarter of 2011 was 22%, up slightly from 21% in the second quarter of 2011.  The low tax rate is impacted by tax-exempt interest income and the utilization of tax credits.  The source of the tax credits resulted from investments in New Market Tax Credits, Qualified Bond Credits and Work Opportunity Tax Credits.

Integration Update
The integration of Whitney into Hancock continues to progress as scheduled.  The main systems conversion remains on track and is scheduled for the first quarter of 2012.  Systems important to internal operations, such as payroll and general ledger, converted in recent weeks.

Merger costs incurred to-date totaled approximately $47 million.  Management continues to expect a total of approximately $125 million in pre-tax merger costs related to the Whitney acquisition.

The Company realized approximately $15 million in merger-related cost saves during the third quarter of 2011 compared to proforma 2010 expense levels, or 45% of its projected target.  Management remains confident it will meet its total projected annual cost saves of $134 million by the beginning of 2013.

Capital
Hancock continues to remain well capitalized, with total equity of $2.4 billion at September 30, 2011.  The Company's tangible common equity ratio improved to 8.56% at September 30, 2011, up 45bps from 8.11% at June 30, 2011.  Additional capital ratios are included in the financial tables.

Conference Call
Management will host a conference call for analysts and investors at 4:00 p.m. Central Daylight Time today to review the results.  A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com.

To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.  An audio archive of the conference call will be available under the Investor Relations section of Hancock’s website.  A replay of the call will also be available through October 31, 2011, by dialing (855) 859-2056 or (404) 537-3406, passcode 14767673.

About Hancock Holding Company
Hancock Holding Company, the parent company of Hancock Bank and Whitney Bank, operates a combined total of nearly 300 full-service bank branches and almost 400 ATMs across a Gulf south corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas.

The Hancock Holding Company financial services family also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and its divisions of J. Everett Eaves and Ross King Walker; Magna Insurance Company; Southern Coastal Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Miss., New Orleans and Baton Rouge, LA and Orlando, FL; and Harrison Finance Company.

Investors and customers can access more information about Hancock Holding Company, Hancock Bank, and e-banking at www.hancockbank.com.  Details about Whitney Bank and online banking are available at www.whitneybank.com.

Forward-Looking Statements
"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions.  Forward-looking statements reflect management’s current views and provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments with respect to, future profitability, the timing, merger costs, cost synergies, profitability and long-term success of the Hancock/Whitney integration and the financial impact of regulatory requirements such as the Durbin amendment.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance in future periods could differ materially from those set forth in the forward-looking statements.  Factors that could cause Hancock’s actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov), the anticipated benefits from the Whitney acquisition  such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the company’s customers to the transaction; unanticipated losses related to the integration of, and accounting for, acquired business and assets, current market volatility and diversion of management time on merger-related issues.

You are cautioned not to place undue reliance on these forward-looking statements.  Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2011	6/30/2011	9/30/2010	9/30/2011	9/30/2010
Per Common Share Data
Earnings per share:
Basic	$0.36	$0.22	$0.40	$0.97	$0.95
Diluted	$0.36	$0.22	$0.40	$0.97	$0.94
Operating earnings per share: (a)
Basic	$0.53	$0.48	$0.40	$1.48	$1.01
Diluted	$0.53	$0.48	$0.40	$1.48	$1.01
Cash dividends per share	$0.24	$0.24	$0.24	$0.72	$0.72
Book value per share (period-end)	$28.65	$28.18	$23.48	$28.65	$23.48
Tangible book value per share (period-end)	$18.78	$18.06	$21.42	$18.78	$21.42
Weighted average number of shares:
Basic	84,699	54,890	36,880	59,149	36,864
Diluted	84,985	55,035	36,995	59,442	37,052
Period-end number of shares	84,698	84,694	36,883	84,698	36,883
Market data:
High sales price	$33.25	$34.57	$35.40	$35.68	$45.86
Low sales price	$25.61	$30.04	$26.82	$25.61	$26.82
Period end closing price	$26.81	$30.98	$30.07	$26.81	$30.07
Trading volume	38,205	32,122	14,318	96,269	36,388

Other Period-end Data
FTE headcount	4,742	4,892	2,235	4,742	2,235
Tangible common equity	$1,590,264	$1,533,973	$790,040	$1,590,264	$790,040
Tier I capital	$1,549,465	$1,468,175	$772,247	$1,549,465	$772,247
Goodwill and indefinite lived assets	$629,688	$629,688	$61,631	$629,688	$61,631
Amortizing intangibles	$206,424	$222,621	$13,860	$206,424	$13,860

Performance Ratios
Return on average assets	0.62%	0.42%	0.70%	0.59%	0.55%
Return on average assets (operating) (a)	0.92%	0.92%	0.70%	0.89%	0.59%
Return on average common equity	4.98%	3.32%	6.75%	4.85%	5.45%
Return on average common equity (operating) (a)	7.40%	7.30%	6.75%	7.40%	5.77%
Tangible common equity ratio	8.56%	8.11%	9.68%	8.56%	9.68%
Earning asset yield (TE)	4.82%	4.77%	4.87%	4.81%	5.03%
Total cost of funds	0.50%	0.66%	1.02%	0.63%	1.21%
Net interest margin (TE)	4.32%	4.11%	3.85%	4.18%	3.82%
Noninterest expense as a percent of total revenue (TE)
before amortization of purchased intangibles
and securities transactions and merger expenses	66.98%	65.62%	64.25%	66.81%	64.96%
Net charge-offs as a percent of average loans	0.28%	0.49%	1.10%	0.40%	1.09%
Allowance for loan losses as a percent of period-end loans	1.06%	1.00%	1.62%	1.06%	1.62%
Allowance for loan losses to non-performing loans + accruing
loans 90 days past due	107.90%	85.22%	52.84%	107.90%	52.84%
Average loan/deposit ratio	72.76%	72.51%	72.78%	72.60%	71.95%
Noninterest income excluding
securities transactions as a percent of
total revenue (TE)	26.49%	31.43%	33.56%	29.30%	32.64%

(a) Excludes tax-effected merger related expenses and securities transactions

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Nine Months Ended
	9/30/2011	6/30/2011	9/30/2010	9/30/2011	9/30/2010
Asset Quality Information
Non-accrual loans (a)	$93,775	$109,234	$132,834	$93,775	$132,834
Restructured loans (b)	14,048	18,606	10,740	14,048	10,740
Total non-performing loans	107,823	127,840	143,574	107,823	143,574
Foreclosed assets	123,140	130,320	31,879	123,140	31,879
Total non-performing assets	$230,963	$258,160	$175,453	$230,963	$175,453
Non-performing assets as a percent of loans and foreclosed assets	2.06%	2.27%	3.55%	2.06%	3.55%
Accruing loans 90 days past due (a)	$1,638	$4,057	$7,292	$1,638	$7,292
Accruing loans 90 days past due as a percent of loans	0.01%	0.04%	0.15%	0.01%	0.15%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	2.07%	2.30%	3.70%	2.07%	3.70%

Net charge-offs	$7,825	$8,241	$13,754	$22,882	$40,926
Net charge-offs as a percent of average loans	0.28%	0.49%	1.10%	0.40%	1.09%

Allowance for loan losses	$118,113	$112,407	$79,725	$118,113	$79,725
Allowance for loan losses as a percent of period-end loans	1.06%	1.00%	1.62%	1.06%	1.62%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	107.90%	85.22%	52.84%	107.90%	52.84%

Provision for loan losses	$9,256	$9,144	$16,258	$27,221	$54,601

(a) Non-accrual loans and accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(b) Included in restructured loans are $4.4 million and $8.4 million in non-accrual loans at 9/30/2011 and 6/30/2011, respectively. Total excludes acquired credit impaired loans.

Allowance for Loan Losses
Beginning Balance	$112,407	$94,356	$77,221	$81,997	$66,050
Provision for loan losses before FDIC benefit - covered loans	4,500	18,049	-	33,448	-
Benefit attributable to FDIC loss share agreement	(4,275)	(17,148)	-	(31,777)	-
Provision for loan losses - non-covered loans	9,031	8,243	16,258	25,550	54,601
Net provision for loan losses	9,256	9,144	16,258	27,221	54,601
Increase in indemnification asset	4,275	17,148	-	31,777	-
Charge-offs	14,530	12,993	16,486	36,602	46,644
Recoveries	6,705	4,752	2,732	13,720	5,718
Net charge-offs	7,825	8,241	13,754	22,882	40,926
Ending Balance	$118,113	$112,407	$79,725	$118,113	$79,725

Net Charge-off Information
Net charge-offs:
Commercial/real estate loans	$5,174	$6,382	$9,140	$15,735	$29,915
Residential mortgage loans	285	74	1,674	730	2,851
Direct consumer loans	1,084	871	1,003	3,222	2,852
Indirect consumer loans	367	178	569	769	1,626
Finance Company loans	915	736	1,368	2,426	3,682
Total net charge-offs	$7,825	$8,241	$13,754	$22,882	$40,926

Average loans:
Commercial/real estate loans	$8,173,802	$4,565,071	$3,056,578	$5,297,979	$3,097,429
Residential mortgage loans	1,495,864	864,601	753,686	1,007,625	744,682
Direct consumer loans	1,201,816	869,999	738,036	937,689	734,902
Indirect consumer loans	281,884	283,612	324,337	288,972	340,057
Finance Company loans	96,045	95,557	103,297	96,370	106,955
Total average loans	$11,249,411	$6,678,840	$4,975,934	$7,628,635	$5,024,025

Net charge-offs to average loans:
Commercial/real estate loans	0.25%	0.56%	1.19%	0.40%	1.29%
Residential mortgage loans	0.08%	0.03%	0.88%	0.10%	0.51%
Direct consumer loans	0.36%	0.40%	0.54%	0.46%	0.52%
Indirect consumer loans	0.52%	0.25%	0.70%	0.36%	0.64%
Finance Company loans	3.78%	3.09%	5.25%	3.37%	4.60%
Total net charge-offs to average loans	0.28%	0.49%	1.10%	0.40%	1.09%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended			Nine Months Ended
	9/30/2011	6/30/2011	9/30/2010	9/30/2011	9/30/2010
Income Statement
Interest income	$197,695	$115,477	$85,398	$395,705	$267,517
Interest income (TE)	200,835	118,335	88,284	404,676	276,468
Interest expense	20,653	16,418	18,576	52,840	66,244
Net interest income (TE)	180,182	101,917	69,708	351,836	210,224
Provision for loan losses	9,256	9,144	16,258	27,221	54,601
Noninterest income excluding
securities transactions	64,935	46,715	35,208	145,834	101,882
Securities transactions gains/(losses)	16	(36)	-	(71)	-
Noninterest expense	194,019	121,366	68,060	388,404	208,002
Income before income taxes	38,718	15,228	17,712	73,003	40,552
Income tax expense	8,342	3,140	2,859	15,210	5,365
Net income	$30,376	$12,088	$14,853	$57,793	$35,187

Merger-related expenses	22,752	22,219	-	46,560	3,167
Securities transactions gains/(losses)	16	(36)	-	(71)	-
Taxes on adjustments	7,958	7,789	-	16,321	1,108
Operating income (c)	$45,154	$26,554	$14,853	$88,103	$37,246

Difference between interest income and interest income (te)	$3,140	$2,858	$2,886	$8,971	$8,951
Provision for loan losses	9,256	9,144	16,258	27,221	54,601
Merger-related expenses	22,752	22,219	-	46,560	3,167
Less securities transactions gains/(losses)	16	(36)	-	(71)	-
Income tax expense	8,342	3,140	2,859	15,210	5,365
Pre-tax, pre-provision profit (PTPP) (d)	$73,850	$49,485	$36,856	$155,826	$107,271

Noninterest Income and Noninterest Expense
Service charges on deposit accounts	$16,858	$12,343	$11,331	$38,745	$35,148
Trust fees	7,215	5,301	4,138	16,507	12,391
Debit card & merchant fees	11,064	5,968	3,649	20,542	11,173
Insurance fees	4,357	4,628	3,535	12,234	10,688
Investment & annuity fees	4,642	3,267	2,906	11,042	7,848
ATM fees	4,126	3,290	2,640	10,148	6,912
Secondary mortgage market operations	3,477	1,877	2,569	6,921	5,737
Other income	13,196	10,041	4,440	29,696	11,985
Noninterest income excluding
securities transactions	$64,935	$46,715	$35,208	$145,835	$101,882
Securities transactions gains/(losses)	16	(36)	-	(71)	-
Total noninterest income including
securities transactions	$64,951	$46,679	$35,208	$145,764	$101,882

Personnel expense	$94,844	$53,511	$35,890	$190,214	$106,036
Occupancy expense (net)	14,029	8,760	5,657	28,700	17,827
Equipment expense	5,362	3,661	2,496	11,877	7,863
Other operating expense	49,935	31,594	23,361	101,721	71,031
Amortization of intangibles	7,097	1,621	656	9,332	2,078
Merger-related expenses	22,752	22,219	-	46,560	3,167
Total noninterest expense	$194,019	$121,366	$68,060	$388,404	$208,002

(c) Net income less tax-effected merger costs and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(d)  Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2011	6/30/2011	9/30/2010	9/30/2011	9/30/2010
Period-end Balance Sheet
Commercial/real estate loans	$8,075,247	$8,233,519	$3,068,415	$8,075,247	$3,068,415
Residential mortgage loans	1,451,506	1,443,817	693,862	1,451,506	693,862
Direct consumer loans	1,192,431	1,197,568	721,513	1,192,431	721,513
Indirect consumer loans	286,968	278,261	322,501	286,968	322,501
Finance Company loans	96,117	95,888	101,406	96,117	101,406
Total loans	11,102,269	11,249,053	4,907,697	11,102,269	4,907,697
Loans held for sale	64,545	67,081	54,201	64,545	54,201
Securities	4,604,835	4,573,973	1,619,869	4,604,835	1,619,869
Short-term investments	895,235	977,060	575,506	895,235	575,506
Earning assets	16,666,884	16,867,167	7,157,273	16,666,884	7,157,273
Allowance for loan losses	(118,113)	(112,407)	(79,725)	(118,113)	(79,725)
Other assets	2,866,918	3,002,785	1,161,814	2,866,918	1,161,814
Total assets	$19,415,689	$19,757,545	$8,239,362	$19,415,689	$8,239,362

Noninterest bearing deposits	$5,050,354	$4,852,440	$1,092,452	$5,050,354	$1,092,452
Interest bearing transaction deposits	5,744,234	5,779,322	1,936,146	5,744,234	1,936,146
Interest bearing public fund deposits	1,361,860	1,522,002	1,120,559	1,361,860	1,120,559
Time deposits	3,135,761	3,434,145	2,559,641	3,135,761	2,559,641
Total interest bearing deposits	10,241,855	10,735,469	5,616,346	10,241,855	5,616,346
Total deposits	15,292,209	15,587,909	6,708,798	15,292,209	6,708,798
Other borrowed funds	1,278,646	1,310,462	539,394	1,278,646	539,394
Other liabilities	418,172	472,861	125,390	418,172	125,390
Common shareholders' equity	2,426,662	2,386,313	865,780	2,426,662	865,780
Total liabilities & common equity	$19,415,689	$19,757,545	$8,239,362	$19,415,689	$8,239,362

Commercial/Real Estate Loans
Commercial non-real estate loans	$3,103,220	$3,076,731	$496,235	$3,103,220	$496,235
Construction and land development loans	1,345,761	1,371,351	655,606	1,345,761	655,606
Commercial real estate owner occupied	1,861,188	2,019,176	681,182	1,861,188	681,182
Commercial real estate non-owner occupied	1,214,962	1,221,861	719,226	1,214,962	719,226
Municipal loans	506,612	498,418	463,191	506,612	463,191
Lease financing	43,504	45,982	52,975	43,504	52,975
Total commercial/real estate loans	$8,075,247	$8,233,519	$3,068,415	$8,075,247	$3,068,415

Capital Ratios
Common shareholders' equity	$2,426,662	$2,386,313	$865,780	$2,426,662	$865,780
Tier 1 capital	1,549,465	1,458,102	772,247	1,549,465	772,247
Tangible common equity ratio	8.56%	8.11%	9.68%	8.56%	9.68%
Common equity (period-end) as a percent of total assets (period-end)	12.50%	12.08%	10.51%	12.50%	10.51%
Leverage (Tier 1) ratio	8.28%	13.77%	9.32%	8.28%	9.32%
Tier 1 risk-based capital ratio (e)	11.89%	11.05%	15.02%	11.89%	15.02%
Tier 1 common capital ratio (e)	11.82%	10.93%	15.02%	11.82%	15.02%
Total risk-based capital ratio (e)	13.95%	12.80%	16.28%	13.95%	16.28%

(e) = estimated for most recent period-end

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2011	6/30/2011	9/30/2010	9/30/2011	9/30/2010
Average Balance Sheet
Commercial/real estate loans	$8,173,802	$4,565,071	$3,056,578	$5,297,979	$3,097,429
Residential mortgage loans	1,495,864	864,601	753,686	1,007,625	744,682
Direct consumer loans	1,201,816	869,999	738,036	937,689	734,902
Indirect consumer loans	281,884	283,612	324,337	288,972	340,057
Finance Company loans	96,045	95,557	103,297	96,370	106,955
Total loans	11,249,411	6,678,840	4,975,934	7,628,635	5,024,025
Securities	4,358,802	2,224,665	1,532,293	2,686,787	1,583,716
Short-term investments	983,784	1,028,067	685,873	919,087	728,748
Earning assets	16,591,997	9,931,572	7,194,100	11,234,509	7,336,489
Allowance for loan losses	(114,304)	(95,313)	(78,232)	(97,574)	(70,812)
Other assets	3,077,991	1,752,563	1,248,792	2,031,816	1,243,465
Total assets	$19,555,684	$11,588,822	$8,364,660	$13,168,751	$8,509,142

Noninterest bearing deposits	$4,931,084	$2,231,775	$1,078,227	$2,782,980	$1,055,846
Interest bearing transaction deposits	5,840,493	3,139,872	1,955,635	3,683,983	1,924,032
Interest bearing Public Fund deposits	1,400,972	1,283,183	1,121,330	1,304,594	1,189,473
Time deposits	3,289,155	2,556,502	2,681,434	2,735,515	2,813,536
Total interest bearing deposits	10,530,620	6,979,557	5,758,399	7,724,092	5,927,041
Total deposits	15,461,704	9,211,332	6,836,626	10,507,072	6,982,887
Other borrowed funds	1,405,815	761,438	526,674	892,741	532,536
Other liabilities	268,762	157,500	128,424	177,367	131,250
Common shareholders' equity	2,419,403	1,458,552	872,936	1,591,571	862,469
Total liabilities & common equity	$19,555,684	$11,588,822	$8,364,660	$13,168,751	$8,509,142

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

Supplemental Asset Quality Information (excluding covered assets and acquired loans) 1		9/30/2011	6/30/2011	9/30/2010
Non-accrual loans (2) (3)		$58,608	$68,216	$78,307
Restructured loans		14,048	18,606	10,740
Total non-performing loans		72,656	86,822	89,047
Foreclosed assets (4)		99,834	104,975	18,578
Total non-performing assets		$172,490	$191,797	$107,625
Non-performing assets as a percent of loans and foreclosed assets		3.72%	4.47%	2.63%
Accruing loans 90 days past due		531	2,504	7,292
Accruing loans 90 days past due as a percent of loans		0.01%	0.06%	0.18%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets		3.73%	4.53%	2.81%
Allowance for loan losses (5)		84,366	83,160	79,725
Allowance for loan losses as a percent of period-end loans		1.86%	1.99%	1.96%
Allowance for loan losses to nonperforming loans + accruing loans
90 days past due		115.27%	93.10%	82.75%

(1) Covered and acquired loans are considered to be performing due to the application of the accretion method under acquisition accounting. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Certain acquired loans and foreclosed assets are also covered under FDIC loss sharing agreements, which provide considerable protection against credit risk.  Due to the protection of loss sharing agreements and impact of acquisition accounting, management has excluded acquired loans and covered assets from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(2) Excludes acquired covered loans not accounted for under the accretion method of $34,106, $39,514, and $54,527.
(3) Excludes non-covered acquired loans at fair value not accounted for under the accretion method of $1,061, $1,504 and $0 .
(4) Excludes covered foreclosed assets of $23,306, $25,345, and $13,301. Includes non-covered acquired foreclosed assets of $78,325, $83,204 and $0.  On June 4, 2011, Hancock acquired $81,195 of foreclosed assets in the Whitney merger.
(5) Excludes impairment recorded on covered acquired loans of $33,747, $29,247 and $0.

	9/30/2011
	Originated Loans (1)	Acquired Loans (2)	Covered Loans (3)	Total
Commercial/real estate loans	$3,119,291	$4,653,996	$301,960	$8,075,247
Residential mortgage loans	412,267	776,993	262,246	1,451,506
Direct consumer loans	618,077	416,729	157,625	1,192,431
Indirect consumer loans	286,968	-	-	286,968
Finance Company loans	96,117	-	-	96,117
Total loans	$4,532,720	$5,847,718	$721,831	$11,102,269
Change in loan balance from previous quarter	$349,362	($470,168)	($25,978)	($146,784)

(1) Loans which have been originated in the normal course of business.  Balances include $427 million of newly originated loans from legacy Whitney locations since the acquisition.
(2) Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(3) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Three Months Ended
	09/30/11			06/30/11			09/30/10
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$113,111	$8,173,802	5.49%	$60,126	$4,565,071	5.28%	$40,557	$3,056,578	5.27%
Residential mortgage loans	26,166	1,495,864	7.00%	14,839	864,601	6.87%	10,150	753,686	5.39%
Consumer loans	28,328	1,579,745	7.11%	21,628	1,249,168	6.94%	20,927	1,165,670	7.12%
Loan fees & late charges	886	-	0.00%	234	-	0.00%	(280)	-	0.00%
Total loans (TE)	$168,491	$11,249,411	5.95%	$96,827	$6,678,840	5.81%	$71,354	$4,975,934	5.68%

US treasury securities	11	10,617	0.41%	13	10,802	0.47%	18	11,282	0.62%
US agency securities	1,851	362,689	2.04%	1,468	315,300	1.86%	727	134,114	2.17%
CMOs	7,129	1,089,308	2.62%	3,276	398,863	3.29%	2,673	310,210	3.45%
Mortgage backed securities	19,003	2,567,892	2.96%	13,233	1,251,564	4.23%	10,109	870,489	4.65%
Municipals (TE)	3,471	306,863	4.52%	2,728	211,301	5.16%	2,808	187,962	5.98%
Other securities	246	21,433	4.58%	275	36,836	2.99%	213	18,236	4.66%
Total securities (TE)	31,711	4,358,802	2.91%	20,993	2,224,666	3.77%	16,548	1,532,293	4.32%

Total short-term investments	633	983,784	0.26%	516	1,028,067	0.20%	382	685,873	0.22%

Average earning assets yield (TE)	$200,835	$16,591,997	4.82%	$118,335	$9,931,573	4.77%	$88,284	$7,194,100	4.87%

Interest-bearing Liabilities
Interest-bearing transaction deposits	$2,955	$5,840,493	0.20%	$1,594	$3,139,872	0.20%	$2,022	$1,955,635	0.41%
Time deposits	11,064	3,289,155	1.33%	10,568	2,556,502	1.66%	12,121	2,681,434	1.79%
Public Funds	1,119	1,400,972	0.32%	1,409	1,283,183	0.44%	2,004	1,121,330	0.71%
Total interest bearing deposits	$15,138	$10,530,620	0.57%	$13,571	$6,979,557	0.78%	$16,147	$5,758,399	1.11%

Total borrowings	5,515	1,405,815	1.56%	2,847	761,438	1.50%	2,429	526,674	1.83%

Total interest bearing liab cost	$20,653	$11,936,435	0.69%	$16,418	$7,740,995	0.85%	$18,576	$6,285,073	1.17%

Net interest-free funding sources		4,655,562			2,190,577			909,027

Total Cost of Funds	$20,653	$16,591,997	0.50%	$16,418	$9,931,572	0.66%	$18,576	$7,194,100	1.02%

Net Interest Spread (TE)	$180,182		4.13%	$101,917		3.92%	$69,708		3.70%

Net Interest Margin (TE)	$180,182	$16,591,997	4.32%	$101,917	$9,931,572	4.11%	$69,708	$7,194,100	3.85%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Nine Months Ended
	9/30/2011			9/30/2010
	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$213,504	$5,297,979	5.39%	$122,887	$3,097,429	5.30%
Residential mortgage loans	51,829	1,007,625	6.86%	34,248	744,682	6.13%
Consumer loans	69,130	1,323,031	6.99%	64,300	1,181,914	7.27%
Loan fees & late charges	1,062	-	0.00%	207	-	0.00%
Total loans (TE)	335,525	7,628,635	5.88%	221,642	5,024,025	5.89%

US treasury securities	36	10,738	0.45%	58	11,652	0.67%
US agency securities	4,089	284,067	1.92%	3,521	167,816	2.80%
CMOs	13,422	615,835	2.91%	7,531	252,699	3.97%
Mortgage backed securities	40,409	1,517,871	3.55%	33,411	944,552	4.72%
Municipals (TE)	8,979	232,825	5.14%	8,232	190,432	5.76%
Other securities	768	25,450	4.03%	652	16,564	5.25%
Total securities (TE)	67,703	2,686,786	3.36%	53,405	1,583,715	4.50%

Total short-term investments	1,448	919,087	0.21%	1,421	728,748	0.26%

Average earning assets yield (TE)	$404,676	$11,234,508	4.81%	$276,468	$7,336,488	5.03%

Interest-Bearing Liabilities
Interest-bearing transaction deposits	$6,144	$3,683,983	0.22%	$7,124	$1,924,032	0.50%
Time deposits	32,452	2,735,515	1.59%	43,968	2,813,536	2.09%
Public Funds	4,120	1,304,594	0.42%	7,739	1,189,473	0.87%
Total interest bearing deposits	$42,716	$7,724,092	0.74%	$58,831	$5,927,041	1.33%

Total borrowings	10,123	892,741	1.52%	7,413	532,536	1.86%

Total interest bearing liab cost	$52,840	$8,616,832	0.82%	$66,244	$6,459,577	1.37%

Net interest-free funding sources		2,617,676			876,912

Total Cost of Funds	$52,840	$11,234,508	0.63%	$66,244	$7,336,489	1.21%

Net Interest Spread (TE)	$351,836		3.99%	$210,224		3.66%

Net Interest Margin (TE)	$351,836	$11,234,508	4.18%	$210,224	$7,336,489	3.82%